UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 31, 2009

Particle Drilling Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30819	20-1563395
(Commission File Number)	(I.R.S. Employer Identification No.)

5611 Baird Court
Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

In a letter dated March 31, 2009 from The Nasdaq Stock Market (“Nasdaq”), Particle Drilling Technologies, Inc. (the “Company”) was informed that the Company did not comply with Marketplace Rule 4350(i)(1)(B).

On February 11, 2009, the Company entered into an agreement to sell up to $1.2 million aggregate principal amount of its 10% Senior Secured PIK Notes due 2010.  In connection with the note issuance, the Company agreed to issue warrants to purchase an aggregate of up to 7,130,200 shares of common stock with an exercise price of $0.105 per share.  LC Capital Master Fund, Ltd., a Cayman Islands exempted company (“LC”), an investor in the transaction and the Company’s largest shareholder and beneficial owner of approximately 17.5% of the total shares outstanding, received 6,060,670 warrants in the offering.  The Company structured the warrant agreement with LC to restrict its voting power by requiring the shares of common stock issued upon conversion of the warrants to be voted in the same proportion as all other votes cast for all matters put before shareholders.  The warrant agreement did not, however, limit the ability of LC to acquire beneficial ownership of the shares of common stock subject to the warrant.  As a result, because LC has the ability to exercise the warrants and beneficially own approximately 29% of the Company’s common stock, the Nasdaq staff has taken the position upon review that the transaction resulted in a change of control and, therefore, required shareholder approval under Marketplace Rule 4350(i)(1)(B).

In addition, as previously disclosed in a Current Report on Form 8-K filed on February 18, 2009, Nasdaq staff has also notified the Company that it did not comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2.5 million in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  The Company is not currently in compliance with any of these requirements, but has submitted a plan of compliance to Nasdaq.

Accordingly, the Nasdaq staff has notified the Company that both of these matters serve as a basis for delisting the Company’s securities from The Nasdaq Stock Market.

The Company plans to appeal the Nasdaq staff’s determination to the Nasdaq Listing Qualifications Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series.  This appeal will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	April 2, 2009	By:	/s/ JASON D. DAVIS
		Name:	Jason D. Davis
		Title:	Vice President and
Interim Chief Financial Officer

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